SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Charles R. Eitel’s resignation as Chairman and Chief Executive Officer of Simmons Holdco, Inc. (“Holdco”), Simmons Company, THL-SC Bedding Company, and Simmons Bedding Company (collectively, “Simmons” or the “Company”), Simmons entered into a written separation agreement with Mr. Eitel (the “Separation Agreement”) on September 30, 2008  (the “Termination Date”) to terminate Mr. Eitel’s employment with Simmons, which Separation Agreement became effective October 7, 2008.

    Under the Separation Agreement, Mr. Eitel will continue to serve on Simmons’s board of directors as Vice Chairman through December 31, 2009.  As Vice Chairman, Mr. Eitel will assist the Company with key customer, supplier and industry relationships at the request and direction of the President and Chief Operating Officer of Simmons and the executive committee of the board of directors.  During this time period, Mr. Eitel will be paid annual compensation on an independent contractor basis of $430,000, which amount is payable quarterly in advance in equal quarterly installments.

Also, under the Separation Agreement, Mr. Eitel will be paid his unpaid salary through the Termination Date.  In addition, Mr. Eitel will be paid the gross amount of $1,680,000, which equals two years of his annual salary of $840,000 per year.  This amount will be paid in accordance with the current pay schedule through September 30, 2010.  Mr. Eitel and his spouse may continue to participate in the Company’s medical, dental and vision plans.  Simmons shall obtain an insurance policy providing medical coverage to Mr. Eitel and his spouse that is substantially comparable to the group medical plan in effect from time to time for active Simmons employees and will pay a portion of the related costs.

Holdco has waived its rights to repurchase the Class A shares of Holdco held by Mr. Eitel and Mr. Eitel waived his rights to require Holdco to repurchase the Class A shares.  The restricted Class B shares held by Mr. Eitel shall continue to vest through fiscal year 2009 based on specified performance targets.

Mr. Eitel will continue to be bound to the non-compete provisions contained within his Employment Agreement dated December 19, 2003, as amended.

Additionally, effective September 30, 2008, Mr. Eitel resigned from all director and officer positions with Simmons and any of its subsidiaries and affiliates other than his position as a director and Vice Chairman of the Company and resigned from the compensation committee and nominating and governance committee of the Simmons Company board of directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	October 8, 2008